As filed with the Securities and Exchange Commission on September 29, 2000

                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         CHOICE ONE COMMUNICATIONS INC.
             (exact name of registrant as specified in its charter)

          DELAWARE                                            16-1550742
    (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                           Identification No.)

         100 Chestnut Street, Suite 600, Rochester, New York 14604-2417
               (Address of Principal Executive Offices) (Zip Code)

        CHOICE ONE COMMUNICATIONS INC. 1999 DIRECTOR STOCK INCENTIVE PLAN
                           (Full title of the Plan(s))

                                 Ajay Sabherwal
          Executive Vice President, Finance and Chief Financial Officer
                         Choice One Communications Inc.
                         100 Chestnut Street, Suite 600
                         Rochester, New York 14607-2417
                                 (716) 246-4231
                            Facsimile (716) 530-2733
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                            James A. Locke III, Esq.
                                Nixon Peabody LLP
                               1300 Clinton Square
                            Rochester, New York 14604
                                 (716) 263-1000
                            Facsimile (716) 263-1600

---------------------------------------------------------------------------------------------------------------
                                            CALCULATION OF REGISTRATION FEE

                               Proposed Maximum        Proposed Maximum          Amount of
       Title of Securities     Offering Amount         Aggregate                 Offering
       to be Registered(1)     to be Registered(1)     price per share(2)        Price(2)          Registration Fee
       ----------------------  ----------------------- ------------------------- -------------     --------------------
        Common Stock               531,896                   $11.15              $5,930,640           $1,565.00
        $.01 par value

(1) Pursuant to Rule 416(b) under the Securities Act of 1933, this registration statement covers such additional shares of Common Stock as may be issuable pursuant to anti-dilution provisions of the Plan. (2) Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.

                                     Part II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents which have been filed by Choice One Communications Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

         1) The Company's Registration Statement, dated November 19, 1999 and amended January 3, 2000, January 27, 2000, February 10, 2000 and February 16, 2000 on Form S-1 (Registration No. 333-91321) and filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

         2) The Company's Quarterly Report on Form 10-Q Registration No. 29279) for the fiscal quarter ended March 31, 2000, filed with the Commission on May 15, 2000.

         3) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000, filed with the Commission on August 14, 2000.

         4) The Company's Reports on Form 8-K filed with the Commission on May 15, 2000, August 11, 2000 and Form 8-K/A filed on May 16, 2000 and September 15, 2000.

         5) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         The Delaware General Business Corporation Law (the "DGCL") provides that if a derivative action is brought against a director or officer of a corporation, the corporation may indemnify him or her against amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her, in connection with the defense or settlement of such action, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to the corporation. In a nonderivative action or threatened action, the DGCL provides that a corporation may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in defending such action if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation.

         Under the DGCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such director or officer may be indemnified only if certain conditions specified in the DGCL are met. The indemnification provisions of the DGCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the bylaws of a corporation or, when authorized by such certificate of incorporation or bylaws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

         Article V, Section 1 of the Company's Bylaws contains provisions requiring indemnification by the Company of its directors and officers against certain liabilities and expenses which they may incur as directors and officers of the Company or of certain other entities in accordance with Section 145 of the DGCL.

         Section 145 of the DGCL also contains provisions authorizing a corporation to obtain insurance on behalf of any director and officer against liabilities, whether or not the corporation would have the power to indemnify against such liabilities. Article V, Section 9 indicates that the Company may maintain insurance indemnifying the Corporation or persons entitled to indemnification under Section 1 of Article V of the Bylaws for liabilities against which they are entitled to indemnification under Article V of the Bylaws or insuring such persons for liabilities against which they are not entitled to indemnification under Article V of the Bylaws.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

                  See Exhibit Index.

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                            (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                            (ii) To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                            (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-1 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 21st day of September, 2000.

                            CHOICE ONE COMMUNICATIONS INC.




                            By:/s/John J. Zimmer
                               ------------------------------
                               John J. Zimmer
                               Vice President - Finance

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Ajay Sabherwal, John J. Zimmer and Kim Robert Scovill, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   SIGNATURE                        TITLE                          DATE
   ---------                        -----                          ----

/s/Steve M. Dubnik             Chairman, President           September 21, 2000
---------------------          and Chief Executive
Steve M. Dubnik                Officer (Principal
                               Executive Officer)


/s/Ajay Sabherwal              Executive Vice President,     September 21, 2000
---------------------          Finance and Chief
Ajay Sabherwal                 Financial Officer
                               (Principal Financial Officer)


 /s/John B. Ehrenkranz          Director                     September 21, 2000
---------------------
John B. Ehrenkranz

/s/Bruce M. Hernandez          Director                      September 21, 2000
---------------------
Bruce M. Hernandez


/s/Michael M. Janson           Director                      September 21, 2000
---------------------
Michael M. Janson


/s/Robert M. Van Degna         Director                      September 21, 2000
---------------------
Robert M. Van Degna


                               Director                      September 21, 2000
---------------------
Royce J. Holland


                               Director                      September 21, 2000
---------------------
Richard Postma

                                  EXHIBIT INDEX

Exhibit No.     Description                      Location
-----------     --------------                   -----------

4.1             1999 Director Stock              Filed Herewith
                Incentive Plan

4.2             Amended and Restated             Contained in Exhibit 3.1 of
                Certificate of                   Choice One's Registration
                Incorporation                    Statement on Form S-1 dated
                                                 January 27, 2000 (File No.
                                                 333-91321)

4.3             Amendment to                     Contained in Exhibit 3.1 of
                Certificate of                   Choice One's Form 8-K filed on
                Incorporation                    August 11, 2000 (File No.
                                                 0-29279)

5.1             Legal Opinion of                 Filed Herewith
                Nixon Peabody LLP

23.1            Consent of Nixon                 Contained in opinion filed
                Peabody LLP                      as Exhibit 5.1 to this
                                                 Registration Statement

23.2            Consent of Arthur                Filed Herewith
                Andersen LLP
                independent accountants


23.3            Consent of Ernst & Young LLP     Filed Herewith
                independent accountants

23.4            Consent of BDO Seidman, LLP      Filed Herewith
                independent accountants

24.1            Power of Attorney                Included in Part II of this
                                                 Registration Statement